                                                                   EXHIBIT 99.4


                            LAROCHE INDUSTRIES INC.

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

On October 17, 1997, LaRoche Industries Inc. (the "Company"), through its wholly-owned subsidiary LII Europe S.A.R.L., acquired a 50% interest in ChlorAlp S.A.S. ("ChlorAlp"), a joint venture company with Rhone-Poulenc Chimie, S.A. ("RPC") for approximately U.S. $37.7 million (the "ChlorAlp Acquisition"). The purchase price includes an initial investment of approximately $26.4 million and a loan to ChlorAlp of approximately $11.3 million. The ChlorAlp Acquisition was accounted for as a purchase, and the Company intends to account for its investment in ChlorAlp and its share of ChlorAlp's results of operations using the equity method of accounting.

The following pro forma combined consolidated financial statements of the Company consist of unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended February 28, 1997 and the six month period ended August 31, 1997 and an unaudited Pro Forma Combined Consolidated Balance Sheet as of August 31, 1997. The unaudited Pro Forma Combined Consolidated Statements of Operations for the year and six month period ended February 28, 1997 and August 31, 1997, respectively, reflect the Company's actual results of operations for those periods and reflect ChlorAlp's results of operations for the twelve month and six month periods ended December 31, 1996 and June 30, 1997, respectively, and give effect to the ChlorAlp Acquisition as if it occurred on March 1, 1996. The unaudited Pro Forma Combined Consolidated Balance Sheet as of August 31, 1997 reflects the Company's actual financial position as of that date and ChlorAlp's financial position as of June 30, 1997 and give effect to the ChlorAlp Acquisition as if it occurred on August 31, 1997. The purchase price allocation assumed in the pro forma financial statements is based upon management's best estimate of fair value of the assets and liabilities acquired. The purchase price allocation is subject to change pending a final analysis of the values of the assets and liabilities acquired. The Company financed the ChlorAlp Acquisition with borrowings aggregating approximately $35 million under the term loan portion of its bank credit facility; the term loan bears interest at variable rates based upon LIBOR (the "Term Loan"). The Company's bank credit facility (the "Bank Credit Facility") consists of the Term Loan and a $125 million revolving credit facility (the "Revolving Credit Facility").

Additional pro forma adjustments give effect to the Company's (a) issuance in September 1997 of $175 million of 9.5% Senior Subordinated Notes due 2007 (the "9.5% Notes"), (b) redemption of substantially all of its outstanding $100 million 13% Senior Subordinated Notes due 2004 (the "13% Notes"), (c) completion of its Revolving Credit Facility and retirement of its previous credit facility, (d) repayment of borrowings under its Revolving Credit
Facility with proceeds from the 9.5% Notes and (e) prefunding of certain capital expenditures (collectively, the "Refinancing"). The Company completed the Refinancing in order to reduce the interest rate on its senior indebtedness. The Company believes that the Refinancing will add operating and financial flexibility necessary to implement its business strategy most effectively. The Pro Forma

                            LAROCHE INDUSTRIES INC.

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  (continued)


Combined Consolidated Statements of Operations reflect the Refinancing as if it occurred on March 1, 1996, and the Pro Forma Combined Consolidated Balance Sheet reflects the Refinancing as if it occurred on August 31, 1997.

The pro forma combined consolidated financial information may not be indicative of the results of the Company that would have actually occurred if these transactions had been effected on the dates indicated or results that may be obtained in the future. The pro forma combined consolidated financial information are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The pro forma combined financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended February 28, 1997.

                            LAROCHE INDUSTRIES INC.
            PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                                                                    YEAR ENDED
                                                                                FEBRUARY 28, 1997
                                               ------------------------------------------------------------------------------------
                                                                              (DOLLARS IN THOUSANDS)

                                                                    (a)           CHLORALP S.A.S.   REFINANCING
                                                  LAROCHE        CHLORALP           PRO FORMA        PRO FORMA       PRO FORMA
                                               INDUSTRIES INC.    S.A.S.           ADJUSTMENTS      ADJUSTMENTS     CONSOLIDATED
                                               ---------------------------------------------------------------------------------

NET SALES                                         $379,285      $ 137,425        $ (137,425) (b)                    $    379,285

COST OF SALES                                      313,871        115,485             1,807  (c)
                                                                                   (117,292) (b)                         313,871
                                               --------------------------------------------         ----------      ------------
GROSS PROFIT                                        65,414         21,940           (21,940)                              65,414

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        54,777          8,396             4,374  (c)
                                                                                    (12,770) (b)                          54,777
                                               --------------------------------------------         ----------      ------------
INCOME FROM OPERATIONS                              10,637         13,544           (13,544)                              10,637

INTEREST EXPENSE                                   (14,881)            --            (2,800) (d)        (3,760) (g)      (21,441)
INCOME FROM EQUITY INVESTMENTS                       4,909             --             1,566  (b)                           6,475
OTHER INCOME/(EXPENSE), NET                            411             --               332  (e)                             743
                                               --------------------------------------------         ----------      ------------
INCOME BEFORE INCOME TAXES                           1,076         13,544           (14,446)            (3,760)           (3,586)
(PROVISION)/BENEFIT FOR INCOME TAXES                  (417)            --               825  (f)         1,504  (h)        1,912
                                               --------------------------------------------         ----------      ------------
NET INCOME/(LOSS)                                 $    659      $  13,544        $  (13,621)        $   (2,256)     $     (1,674)
                                               ============================================         ==========      ============
EBITDA (i)                                        $ 39,099      $  20,600        $  (16,020)        $       --      $     43,679

                             SEE ACCOMPANYING NOTES

                             LAROCHE INDUSTRIES INC.
             PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)



                                                                              SIX MONTHS ENDED
                                                                              AUGUST 31, 1997
                                               -----------------------------------------------------------------------------
                                                                        (DOLLARS IN THOUSANDS)

                                                                    (a)    CHLORALP S.A.S.   REFINANCING
                                                  LAROCHE        CHLORALP    PRO FORMA        PRO FORMA        PRO FORMA
                                               INDUSTRIES INC.    S.A.S.    ADJUSTMENTS      ADJUSTMENTS      CONSOLIDATED
                                              -----------------------------------------------------------------------------

NET SALES                                     $     194,338    $ 62,938   $ (62,938) (b)                      $     194,338

COST OF SALES                                       160,261      56,798       1,061  (c)
                                                                            (57,859) (b)                            160,261
                                              -------------------------------------          ----------       -------------

GROSS PROFIT                                         34,077       6,140      (6,140)                                 34,077

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         25,913       3,381       1,969  (c)
                                                                             (5,350) (b)                             25,913
                                              -------------------------------------          ----------       -------------

INCOME FROM OPERATIONS                                8,164       2,759      (2,759)                                  8,164

INTEREST EXPENSE                                     (7,736)         --      (1,400) (d)         (1,108) (g)        (10,244)
INCOME FROM EQUITY INVESTMENTS                        2,104          --        (444) (b)                              1,660
OTHER INCOME/(EXPENSE), NET                              49          --         166  (e)                                215
                                              -------------------------------------          ----------       -------------

INCOME BEFORE INCOME TAXES                            2,581       2,759      (4,437)             (1,108)               (205)
(PROVISION)/BENEFIT FOR INCOME TAXES                 (1,033)         --         597  (f)            443  (h)              7
                                              -------------------------------------          ----------       -------------

NET INCOME/(LOSS)                             $       1,548    $  2,759   $  (3,840)         $     (665)      $        (198)
                                              =====================================          ==========       =============

EBITDA (i)                                    $      23,892    $  5,686   $  (4,186)         $       --       $      25,392

                             SEE ACCOMPANYING NOTES

                            LAROCHE INDUSTRIES INC.

       NOTES TO PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                     FEBRUARY 28, 1997 AND AUGUST 31, 1997


Pro forma adjustments for the year ended February 28, 1997 and the six month period ended August 31, 1997 are as follows (dollars in thousands):

(a) The average exchange rates used to convert the Combined Statements of Direct Revenues and Operating Expenses denominated in French francs ("FRF") to U. S. dollars ("USD") were 5.116 and 5.684 for the period from January 1, 1996 through December 31, 1996 and the period from January 1, 1997 through June 30, 1997, respectively.

(b) Pro forma adjustment to eliminate the results of operations of ChlorAlp and reflect the Company's interest in the net income of ChlorAlp under the equity method of accounting. The historical net income of ChlorAlp has been adjusted to reflect pro forma interest expense of $1,492 and $671, provision for income taxes of $2,155 and $346 and amortization on certain intangible assets purchased of $292 and $146 for the year and six months ended February 28, 1997 and August 31, 1997, respectively.

(c) Pro forma adjustment to reflect additional depreciation expense on ChlorAlp's property and equipment purchased.

(d) Pro forma adjustment to reflect an increase in interest expense as a result of borrowings under the Term Loan to fund the purchase of the Company's 50% interest in ChlorAlp. The Term Loan bears interest at variable rates based upon LIBOR. The foregoing adjustment assumes an average interest rate of 8.0%. The impact of a one-eighth percent change in the assumed average interest would change interest expense by $350 and $175 for the year ended February 28, 1997 and the six month period ended August 31, 1997, respectively.

(e) Reflects an increase in interest income associated with a note receivable from ChlorAlp.

(f) Reflects (1) the expected income tax effect of repatriating the Company's interest in the pro forma net income of ChlorAlp, and (2) the income tax effect of the items described in (d) and (e) above at an assumed tax rate of 40%.

(g) Pro forma adjustment to reflect an increase in interest and amortization of debt expense as a result of the Refinancing.

(h) Reflects the income tax effect of the Company's increase in interest and amortization of debt expense as a result of the Refinancing at an assumed tax rate of 40%.

(i) EBITDA represents income from operations plus cash received from equity investments plus depreciation, amortization and non-cash long-term asset writedowns reflected in income from operations plus amounts received in repayment or prepayment of the Company's loan to ChlorAlp. The inclusion of amounts received on the Company's loan to ChlorAlp in the calculation of EBITDA reflect the provisions of the 9.5% Notes and the Revolving Credit Facility. EBITDA should not be considered as an alternative measure of net income or cash flow provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information related to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.

                             LAROCHE INDUSTRIES INC.
                  PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                              AUGUST 31, 1997
                                                 ---------------------------------------------------------------------------
                                                                           (DOLLARS IN THOUSANDS)

                                                                      (a)     CHLORALP S.A.S.    REFINANCING
                                                     LAROCHE        CHLORALP    PRO FORMA        PRO FORMA      PRO FORMA
                                                  INDUSTRIES INC.    S.A.S.    ADJUSTMENTS      ADJUSTMENTS    CONSOLIDATED
                                                 --------------------------------------------------------------------------
CURRENT ASSETS:

    CASH                                         $     3,211      $     --     $ 1,159  (d)     $  11,989  (f)   $  16,359
    RECEIVABLES:
        TRADE RECEIVABLES                             37,592            --          --                              37,592
        OTHER RECEIVABLES                              9,726           673        (673) (b)                          9,726
    INVENTORIES                                       29,135         5,182      (5,182) (b)                         29,135
    OTHER CURRENT ASSETS                               4,764         2,303         697  (b)                          7,764
                                                 -------------------------------------          ---------        ---------
        TOTAL CURRENT ASSETS                          84,428         8,158      (3,999)            11,989          100,576

INVESTMENTS                                           17,336            --      21,111  (b)                         38,447
PROPERTY, PLANT AND EQUIPMENT, NET                   187,619        34,757     (34,757) (b)                        187,619
NOTE RECEIVABLE                                           --            --       8,330  (b)                          8,330
OTHER ASSETS                                          17,971            29       1,371  (e)         5,360  (f)      24,731
                                                 -------------------------------------          ---------        ---------
    TOTAL ASSETS                                 $   307,354      $ 42,944     $(7,944)         $  17,349        $ 359,703
                                                 =====================================          =========        =========

CURRENT LIABILITIES:

  REVOLVING CREDIT FACILITY                        $  38,000      $     --     $    --          $ (38,000) (f)   $      --
  ACCOUNTS PAYABLE                                    31,659            --          --                              31,659
  OTHER ACCRUED LIABILITIES                           16,427         2,307      (2,307) (b)          (536) (f)      15,891
  CURRENT PORTION OF LONG-TERM DEBT                    1,480            --       2,920  (c)                          4,400
                                                 -------------------------------------          ---------        ---------
    TOTAL CURRENT LIABILITIES                         87,566         2,307         613            (38,536)          51,950

LONG-TERM DEBT                                       102,961        30,419      32,080  (c)        75,915  (f)
                                                                               (30,419) (b)                        210,956
DEFERRED INCOME TAXES                                 22,592            --          --             (8,012) (f)      14,580
OTHER NON-CURRENT LIABILITIES                         38,631         4,285      (4,285) (b)                         38,631
MINORITY INTERESTS                                        --         3,242      (3,242) (b)                             --
REDEEMABLE COMMON STOCK                                3,577            --          --                               3,577
STOCKHOLDERS' EQUITY                                  52,027            --          --            (12,018) (f)      40,009
NET ASSETS OF CHLOR ALP                                   --         2,691      (2,691) (b)                             --
                                                 -------------------------------------          ---------        ---------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 307,354      $ 42,944      (7,944)         $  17,349        $ 359,703
                                                 =====================================          =========        =========

                             SEE ACCOMPANYING NOTES

                            LAROCHE INDUSTRIES INC.

             NOTES TO PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                AUGUST 31, 1997

Pro forma adjustments as of August 31, 1997 are as follows (dollars in thousands):

(a) The average exchange rate used to convert the Combined Statement of Assets and Liabilities as of June 30, 1997 denominated in FRF to USD was 5.874.

(b) Pro forma adjustment to eliminate the historical assets and liabilities of ChlorAlp and reflect the Company's investments in and advances to ChlorAlp. The Company's investments in and advances to ChlorAlp are initially comprised of an equity investment of $21,111 and a note receivable of $11,330 bearing interest of approximately 4.0% per annum. Principal repayments of the note receivable are assumed to be $3,000 per year for purposes of the pro forma calculations.

(c) Reflects borrowings aggregating $35,000 under the Term Loan the proceeds of which were used primarily to fund the initial investment in and advances to ChlorAlp.

(d) Represents proceeds from the $35,000 Term Loan in excess of the initial investment in and advances to ChlorAlp and other acquisition costs.

(e) Reflects payment of additional acquisition costs incurred during the purchase of the Company's 50% interest in ChlorAlp.

(f) Reflects the results of the Refinancing, including the related debt issuance costs, the associated repayment of borrowings under the Company's then existing revolving credit facility, and the extraordinary loss net of income tax benefits (of $8,012) incurred of $12,018.